                                                            EXHIBIT 10.6.3.5

                                     SECOND
                              AMENDED AND RESTATED
                             BUSINESS LOAN AGREEMENT


Agreement by and between Bank One, Dayton, NA ("Bank One"), located at Kettering Tower, Dayton, OH 45401, and Roberds, Inc. ("Borrower"), located at 1100 E. Central Ave., West Carrollton, OH 45449-1888.

Borrower has requested that certain extensions of credit be provided by Bank One, same evidenced by an Amended and Restated Business Purpose Revolving Promissory Note in the amount of $45,000,000.00 dated December 31, 1996 and executed by Borrower on any and all renewals, modifications, extensions or substitutions therefore "Obligations."

In consideration of the mutual promises set forth below and the extensions of credit as described above and subject to Borrower's satisfactory fulfillment of all conditions incident to the borrowings, Bank One and Borrower agree as follows:

                             ARTICLE I - DEFINITIONS

The following terms shall have the following meanings in this Agreement or in any document made or delivered pursuant to or in conjunction with this
Agreement:

1.1 All computations and determinations as to accounting or financial matters shall be made in accordance with generally accepted accounting principles consistently applied ("GAAP"), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP.

1.2 "Indebtedness" shall mean:

         (a) All indebtedness and liabilities of whatsoever kind, nature and description owed to Bank One by Borrower, whether direct or indirect, absolute or contingent, due or to become due or whether now existing or hereafter arising, and howsoever evidenced or acquired, and whether joint and several;

         (b) All future advances which Bank One at any time may, but shall not be required to, make for the protection or preservation of Bank One's rights and interests arising hereunder, including, without limitation, advances for taxes, levies, assessments, insurance, and reasonable attorneys' fees, if allowable by law; and

         (c) All costs and expenses incurred by Bank One in the protection and preparation for sale of any of its collateral including, without limitation, attorneys' fees, if allowable by law, and court costs.

1.3 "Obligation" shall mean the above referenced extensions of credit including any Promissory Note, Guaranty, Letter of Credit or other instrument of Borrower evidencing any loan, advance, credit or extension or renewal thereof made or committed by Bank One to Borrower under this Agreement.

1.4 "Obligor(s)" shall mean all those parties, excluding Borrower, liable for the Obligation.

1.5 "Person" shall mean and include an individual, partnership, corporation, trust, unincorporated association or organization, government or any department or agency thereof.

1.6 The aforestated definitions, and all other definitions which may be set forth herein, shall be applicable to the singular and plurals of said defined term.

                   ARTICLE II - REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants that:


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2.1 It is a duly organized, legally existing corporation in good standing under the laws of the State of Ohio, is qualified to do business in and is in good standing under the laws of any other state in which it conducts its business.

2.2 It has the power and is duly authorized to enter into this Agreement and to execute and deliver to Bank One, now and from time to time hereafter, additional instruments, resolutions, agreements and other instruments or documents relating to the Obligation owed to Bank One. It has, by proper action, authorized and empowered those persons whose signatures appear in this Agreement and any instruments, documents and exhibits that have been delivered in connection herewith, to execute the same for and on its behalf.

2.3 The execution by it of this Agreement or any other agreements, instruments, or documents which may, from time to time hereafter, be executed in respect hereto and delivered to Bank One, shall not constitute a breach of any provisions contained in its articles of incorporation or bylaws, or if applicable, partnership agreement, or any agreements to which it is now a party, does not violate any law, statute, or ordinance or rule or regulation promulgated pursuant thereto, and that the performance by it of its obligations hereunder or any agreements executed by it and delivered hereunder shall not constitute an event of default under any other agreement to which it is now a party.

2.4 All financial statements and information relating to it which have been or may hereafter be delivered by it, its agents or accountants to Bank One are true and correct and have been prepared in accordance with GAAP and that there have been no material adverse changes in its financial or business condition or operations since the submission of any financial information to Bank One, and no material adverse changes in its financial or business condition or operations are imminent or threatened.

2.5 All of its Federal, State and other tax returns and reports, including reports to any governmental authority, for the proper maintenance and operation of its properties, assets and business, as may be required by law to be filed or paid, have been filed, and all Federal, State and other taxes, assessments, fees and other governmental charges (other than those presently payable, without penalty) imposed upon it or its properties or assets, which are due and payable, have been fully paid unless being contested by it in the ordinary course of business and for which it has provided adequate reserves, except for those disclosed by Borrower in writing to Bank One as of the date of this Agreement.

2.6 There is no litigation or legal or administrative proceedings, investigations or other action of any nature, pending or, to its knowledge, threatened against or affecting it, which have not been disclosed to Bank One and involve the possibility of any judgment or liability not covered by insurance which may materially or adversely affect any of its properties or assets or its right to carry on its business as now conducted, except for those disclosed by Borrower in writing to Bank One as of the date of this Agreement.

2.7 It has good, valid and marketable title to all of its property and assets free of any adverse lien, security interest or encumbrance, except liens, security interests, pledges and encumbrances disclosed to Bank One by Borrower in writing prior to the date hereof or disclosed in its financial statement and provided to Bank One.

2.8 All of the funds loaned to it pursuant to this Agreement have been or will be used exclusively in its normal business operation, will not be diverted to or used in any other manner, and will not be used for the purchasing or carrying of any "Margin Stock" as defined in regulations promulgated by the Federal Reserve Board or the Securities and Exchange Commission.

2.9 It possesses and will continue to possess all permits, licenses, trademarks, patents and rights thereto to conduct its business and that its business does not conflict or violate any valid rights of others with respect to the foregoing.

2.10 It is in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and published interpretations thereof ("ERISA"). Neither a Reportable Event nor a Prohibited Transaction, as defined per ERISA, has occurred and is continuing with respect to any Plan, nor has there been a notice of intent to terminate a Plan or appoint a trustee to administrate a Plan.

2.11 It is in material compliance with all Federal, State and local laws, statutes, ordinances, regulations, rulings and interpretations relating to industrial hygiene, public health or safety, environmental conditions, the protection of the environment, the release, discharge, emission or disposal to air, water, land or ground water, the withdrawal or use of ground water or the use, handling, disposal, treatment, storage or management of or exposure to Hazardous Materials

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("Hazardous Materials Laws"), the violation of which would have a material effect on its business, its financial condition or its assets. The term "Hazardous Materials" means any flammable materials, explosives, radioactive materials, pollutants, toxic substances, hazardous water, hazardous materials, hazardous substances, polychlorinated biphenyls, asbestos, urea formaldehyde, petroleum (including its derivatives, by-products or other hydrocarbons) or related materials or other controlled, prohibited or regulated substances or materials, including, without limitation, any substances defined or listed as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "pollutants" or "toxic substances" under any Hazardous Materials Laws. It has not received any written or oral communication or notice from any judicial or governmental entity nor is it aware of any investigation by any agency for any violation of any Hazardous Materials Law.

2.12 Details of all litigation, legal or administrative proceedings, investigation or other action of similar nature, pending or threatened against it, at any time during the term of this Agreement, which in part or in whole may or will render any of these Representations and Warranties no longer true, accurate and correct in each and every respect, will be brought to the attention of Bank One, in writing, within thirty (30) days from the date Borrower acquires knowledge of same.

                             ARTICLE III - SECURITY

3.1 As security for the Indebtedness, regardless of whether the principal sum evidenced by an Obligation is reduced to zero and thereafter increased/decreased an unlimited number of times, Borrower hereby grants to Bank One or has previously caused to be granted to Bank One a security interest in the following property under separate instrument:

         (A) Accounts, general intangibles, chattel paper, instruments, and other forms of obligations and receivables
         (B)      Inventory and merchandise
         (C) All goods, equipment, machinery, furnishings, fixtures, leasehold improvements and other tangible personal property.

3.2 It is further agreed that the security described above shall secure repayment of all Indebtedness and that a default in the terms of any note, security agreement, mortgage, or other agreement from Borrower to Bank One shall constitute a default of all notes, security agreements, mortgages, and other agreements, and that Bank One may proceed in exercising its rights thereunder in any order or manner it may choose. The purpose of this section being to cross-collateralize and cross-default all Indebtedness. Additionally, the security interest described above, if any, may be modified, added to or deleted from time to time without modification to this Agreement.

3.3 Borrower agrees to provide Bank One with equipment not currently pledged to Bank One and other related documentation satisfactory to Bank One no later than June 30, 1997.

                       ARTICLE IV - AFFIRMATIVE COVENANTS

Borrower covenants and agrees that so long as any Indebtedness is outstanding or so long as this Agreement is in effect, Borrower shall:

4.1 Maintain insurance against fire, business interruption, public liability, theft and other casualty on its insurable real and personal property to their full replacement costs with companies acceptable to Bank One and against liability on account of damage to persons or property and as required under all applicable Workers' Compensation Laws. Furthermore, Borrower shall maintain any other insurance as may from time to time be reasonably requested by Bank One, shall insert a joint loss payee clause naming Bank One in all fire and extended coverage policies and shall deliver certified copies of all such insurance policies to Bank One upon demand.

4.2 Maintain, keep, and preserve its buildings and properties and every part thereof in good repair, working order, and condition and from time to time make all needful and proper repairs, renewals, replacements, additions, betterments, and improvements thereto, so that at all times the efficiency thereof shall be fully preserved and maintained.

4.3 Duly pay and discharge or cause to be paid and discharged all taxes, assessments, and other governmental charges imposed upon it and its properties or any part thereof or upon the income or profits therefrom, as well as all

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claims for labor, materials, or supplies, which if unpaid might by law become a lien or charge upon its property, except such items as are being in good faith appropriately contested and for which it has provided adequate reserves.

4.4 Carry on and conduct its business in substantially the same manner as such business is now and has heretofore been carried on, maintain management with the same expertise and experience, and maintain its legal existence, and comply with all valid and applicable statutes, rules and regulations.

4.5 Maintain, keep, and preserve a system of accounting in accordance with GAAP, deliver to Bank One financial reports in a form satisfactory to Bank One as Bank One may request from time to time, permit the duly authorized representative of Bank One at all reasonable times to examine and inspect the books and records of it or any related business entity of it, to make abstracts and copies thereof, and to visit and inspect any of its property wherever same may be located.

4.6 Comply with all laws and regulations which it is required to comply with including all Hazardous Materials Laws and regulations, and permit Bank One to make environmental audits from time to time if requested by Bank One with costs of same to be borne by Borrower.

4.7 Comply with all financial covenants contained in Article VI of this Agreement and report any violation or breach thereof to Bank One immediately upon Borrower's knowledge thereof.

                         ARTICLE V - NEGATIVE COVENANTS

Borrower covenants and agrees that so long as any Indebtedness is outstanding or so long as this Agreement is in effect, except for that previously disclosed in writing to and consented to by Bank One, Borrower shall not without prior written consent of Bank One:

5.1 Create, incur or assume any indebtedness for borrowed money, other than to Bank One, or act as guarantor for any indebtedness of others in an aggregate amount greater than $100,000.00 at any time. For the purpose hereof, entering into capital leases of personal property shall be deemed the incurring of indebtedness for borrowed money. Notwithstanding the foregoing, Borrower may be permitted to create, incur or assume any indebtedness for borrowed money for the sole purpose of acquiring or refinancing Borrower's real estate.

5.2 Mortgage, pledge, assign, hypothecate, encumber, create or grant a security interest in any of its assets except to Bank One, nor sell, lease, transfer, assign or otherwise dispose of any of its assets, properties or business outside of the ordinary course of business, except secured purchase money or lease indebtedness up to the amount permitted by Section 5.1, if any.

5.3 Invest in, loan or advance money in excess of One Hundred Thousand Dollars ($100,000.00), to organize or participate in the organization or in the creation of any other business entity.

5.4 Merge, transfer, acquire or consolidate with or into any other entity, change ownership, dissolve, and/or transfer or sell any assets outside of the ordinary course of business without the prior written consent of Bank One except entities controlled by Roberds on the date of that certain Business Loan Agreement dated November 23, 1993, provided that nothing contained shall be construed to prohibit a public offering of Borrower's stock.

5.5 Release, redeem, retire, purchase, or otherwise acquire directly or indirectly any of its capital stock in excess of 5% of the amount outstanding on the date of this Agreement without the express written consent of the Bank, or make any changes in its capital structure, or pay, set aside, allocate or declare any dividends, in cash or other property, upon its capital stock in excess of 20% of its annual net income without the express written consent of the Bank.

                        ARTICLE VI - ADDITIONAL COVENANTS

         Until the obligations have expired or been terminated, the Borrower covenants and agrees with Bank One that at all times:


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6.1      FINANCIAL REPORTS.  Borrower covenants in accordance with paragraphs
4.5 and 4.7 that it will deliver to Bank One:

         (a) Within ninety (90) days after the end of each fiscal year of Borrower, audited financial statements of Borrower prepared in accordance with GAAP by an independent public accountant of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) which shall include a balance sheet, statement of income, statement of reconciliation of net worth, statement of changes in financial position and notes to financial statements and Borrower will provide Bank One with copies of its most recent income tax returns promptly upon request.

         (b) Within thirty (30) days after the end of each fiscal month and forty five (45) days after the end of each fiscal quarter of Borrower, direct financial statements of Borrower prepared in accordance with GAAP which shall include a balance sheet at the end of each such period and an income statement for the period from the beginning of the current fiscal year to the end of such period. These statements shall be prepared on substantially the same accounting basis as the statements required in Section 6.1(a) above.

         (c) On a quarterly basis and simultaneously with the financial statements required in 6.1 (a) and (b) above, a compliance certificate, in form attached hereto as Exhibit "A", certifying from a Financial Officer of Borrower that the financial statements are complete and correct that Borrower is in compliance with all financial covenants and that Borrower has no knowledge of any condition, event or act which with notice or lapse of time or both, could constitute an Event of Default or which materially and adversely could affect the financial condition or operations of Borrower, or if such condition, event or acts exist, specifying the nature and status thereof and stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 6.1(a) and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate.

         (d) Promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be.

         (e) Promptly following any request therefore, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of this Agreement as Bank One may reasonably request.

6.2 FUNDED DEBT TO TANGIBLE NET WORTH. Borrower agrees to maintain a ratio of Funded Debt to Tangible Net Worth of not more than 2.10 to 1.00 measured quarterly.

         "Tangible Net Worth" shall be determined in accordance with GAAP and shall be deemed to include the amount of total assets of Borrower excluding the amount of Intangible Assets of Borrower minus the amount of total liabilities of Borrower, exclusive of Subordinated Debt, if any.

         "Intangible Assets" shall be determined in accordance with GAAP and be deemed to include at book value, without limitation, goodwill, patents, copyrights, secret processes, deferred expenses relating to sales, general administrative, research and development expense.

         "Funded Debt" shall be determined in accordance with GAAP and shall be deemed to include all interest bearing borrowings plus capitalized leases.

6.3 FUNDED DEBT TO EBITDA. Borrower agrees to maintain a ratio of Funded Debt to EBITDA of not more than the ratios set forth for the following periods measured at each quarter's end on a rolling four quarter basis.


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

                            Periods                       Ratios

                  12/31/96                                     6.75:1.00
                  01/01/97 through 03/31/97                    5.50:1.00
                  04/01/97 through 06/30/97                    4.75:1.00
                  07/01/97 through 12/31/97                    4.50:1.00
                  01/01/98 and thereafter                      4.25:1.00

         "EBITDA" shall be defined as earnings before interest expense, taxes and depreciation/amortization.

6.4 CURRENT RATIO. Borrower agrees to maintain a current ratio (Current Assets divided by Current Liabilities) of not less than 1.4 to 1.0 measured quarterly.

         "Current Assets" shall be determined in accordance with GAAP and shall be deemed to include inventory at lower of cost or current market value.

         "Current Liabilities" shall be determined in accordance with GAAP.

6.5 FIXED CHARGE COVERAGE. Borrower agrees to maintain a Fixed Charge Coverage (net income after taxes minus dividends plus interest expense plus rent expense plus depreciation/amortization divided by current maturities of long-term debt (including capitalized leases but not including any amount outstanding on the $45,000,000.00 Amended and Restated Business Purpose Revolving Promissory Note dated December 31, 1996 from Borrower to the order of Bank One which may be considered current due to the maturity date of such promissory note) plus interest expense plus rent expense of not less than 1.20 to 1.0 at fiscal year-end 1996, fiscal quarter-end March 31, 1997 and June 30, 1997, and beginning fiscal quarter ending September 30, 1997 and at each fiscal quarter-end thereafter of not less than 1.25 to 1.00 measured on a rolling four quarter basis.

6.6 CAPITAL EXPENDITURES. Borrower agrees not to purchase, lease or otherwise acquire or enter into any commitment to purchase, capital lease or otherwise acquire additional capital assets where the aggregate liability or expenditure therefore exceeds $6,000,000.00 annually, except with prior written consent by Bank One.

6.7 DEPOSIT ACCOUNTS. Borrower shall establish and maintain its principal deposit accounts at Bank One as long as any Indebtedness remains outstanding or so long as this Agreement remains in effect.

6.8 COMPENSATION. Borrower agrees, except with prior written consent of Bank One, that cash salary and bonuses by Borrower to the following persons in the aggregate shall not exceed the total amount set forth in any fiscal year of the Borrower:

         Persons  Aggregate Amount

         Kenneth Fletcher                                     $2,000,000.00
         Donald Wright
         Howard Smith

6.9 BORROWING BASE. Borrower is subject to certain "Borrowing Base" conditions as set forth in the "Borrowing Base" Addendum attached hereto and made a part hereof.

                       ARTICLE VII - DEFAULT AND REMEDIES

7.1 Borrower shall be in default hereunder upon the happening of any of the following ("Event of Default"):

         (a) The occurrence of an event of default under the terms of any Obligation, security agreement, mortgage and other agreement executed in connection therewith or herewith, including any renewal, extension or modification thereof or hereof or in any other obligation or agreement with Bank One, whether now or hereafter existing;

         (b) Non-performance of any covenant, warranty or liability contained or referred to herein; or

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         (c) If any warranty, representation or statement made or furnished to
Bank One or by or on behalf of Borrower or any Obligor, in connection with this Agreement, or to induce Bank One to make a loan to Borrower, proves to have been false in any material respect when made or furnished.

7.2 Upon the occurrence of an Event of Default, Bank One may, at its option, declare principal and accrued interest of all Indebtedness to be immediately due and payable forthwith, without presentation, demand, protest or notice of any kind, all of which are hereby expressly waived. Bank One shall have all the rights and remedies of a Secured Party under the Uniform Commercial Code, as enacted in the state where Bank One's principal office is located, said rights and remedies being cumulative in nature. Bank One may set off any of the Borrower's deposits or accounts, and any other indebtedness of Bank One to Borrower against the Indebtedness before or after an Event of Default, without first looking to any property securing payment thereof.

7.3 Acceptance of payment, in full or part, or waiver of any Event of Default shall not operate as a waiver of any current or later Event of Default, nor of any other right of Bank One.

7.4 The provisions of this Agreement concerning any Event of Default are not intended in any way to affect any rights of Bank One with respect to any Indebtedness of Borrower to Bank One which may or hereafter be payable on demand.

7.5 No delay or failure of Bank One in exercising any right, power, remedy or privilege hereunder shall affect such right, power or privilege or be construed as a waiver against Bank One.

7.6 Any waiver, permit, consent or approval by Bank One of any breach or default hereunder must be in writing and shall be effective only to the extent set forth in such writing.

                          ARTICLE VIII - MISCELLANEOUS

8.1 Borrower and Bank One acknowledge and agree that the financial covenants set forth in Article VI and the other terms and conditions contained in this Agreement were arrived at based on accounting rules, methods and principles, federal and state tax laws, rules and regulations, and other government or government agency laws, rules and regulations (together, "Rules") in effect and adopted by Borrower as of the date of this Agreement. If, at any time during which this Agreement is in effect, a change occurs or is instituted with respect to any of the Rules or the application or interpretation thereof, a new Rule is instituted, or a new or previously enacted Rule is adopted by Borrower, the result of which materially affects, directly or indirectly, beneficially or detrimentally, the financial position of Borrower, the calculation of any one or more of the financial covenants, or any other term or condition of this Agreement, Bank One and Borrower agree that some or all of the financial covenants or other terms and conditions of this Agreement shall be amended in whole or in part at the sole discretion of Bank One. In the event Borrower fails or refuses to execute a written amendment to this Agreement evidencing its consent to and agreement with amendments acceptable to Bank One to such financial covenants and/or other terms and conditions of this Agreement promptly upon request by Bank One, such failure or refusal shall constitute a default hereunder and under each of the Obligations, and Bank One shall thereupon be entitled to exercise any or all of its rights and remedies hereunder or thereunder.

8.2 All notices required to be given under any term of this Agreement shall be sufficient if mailed, via registered or certified mail, return receipt requested, or sent via overnight or hand courier, to the parties at their respective addresses as previously set forth.

8.3 All documents referred to in this Agreement shall for all purposes be considered a part of this Agreement, and all terms used in this Agreement shall have the meaning set forth in said documents, and this Agreement shall include all of the provisions stated in said documents.

8.4 This Agreement is a continuing agreement and shall continue in effect notwithstanding that from time to time, no Indebtedness may exist. This Agreement shall continue as to any Indebtedness and as to any and all renewals, extensions or modifications thereof.


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8.5 This Agreement may be executed in several counter-parts, each of which shall be an original and all of which shall constitute the same instrument.

8.6 This Agreement, together with all other documents executed concurrently herewith or attached hereto, constitutes the full and complete Agreement of the parties and may not be modified except by written instrument signed by all parties hereto.

8.7 This Agreement shall be binding upon and inure to the benefit of Borrower and Bank One and their respective successors and assigns.

8.8 Borrower agrees to pay on demand all costs and expenses in connection with the negotiation, preparation, execution, delivery, filing, recording, administration, enforcement, litigation, collection, or filing of any legal action on or for any Obligation, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for Bank One, with respect thereto. Time is of the essence of all requirements of Borrower hereunder. The obligations of Borrower under this paragraph shall survive payment of any Obligation.

8.9 This Agreement shall be governed and construed in accordance with the laws of the state where Bank One's principal office is located.

8.10 Any provision contained in this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

8.11 This Agreement amends and restates that certain Amended and Restated Business Loan Agreement dated September 30, 1994, which amended and restated that certain Business Loan Agreement dated November 23, 1993. This Agreement contains the entire agreement of the parties and supersedes all prior agreements and understandings, oral or written, with respect to the subject matter hereof.

Executed this 31 day of December, 1996.

                                                     Roberds, Inc.

                                                     By: /s/ Wayne B. Hawkins

                                                     Its: Treasurer

                                                     Bank One, Dayton, NA

                                                     By: /s/ John B. Middleberg
                                                     Its: Vice President


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